As filed with the Securities and Exchange Commission on January 24, 2000
                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     --------------------------------------
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------
                        MORGAN STANLEY DEAN WITTER & CO.
             (Exact name of Registrant as specified in its charter)

            Delaware                                        36-3145972
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                                  1585 Broadway
                            New York, New York 10036
                    (Address of Principal Executive Offices)

                          -----------------------------
              MORGAN STANLEY DEAN WITTER -- CABOT AIRCRAFT SERVICES
                               PROFIT SHARING PLAN
                            (Full title of the plan)

                              Donald G. Kempf, Jr.
           Chief Legal Officer, Executive Vice President and Secretary
                                  1585 Broadway
                            New York, New York 10036
                     (Name and address of agent for service)

                                 (212) 761-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
       Title of                  Amount             Proposed Maximum        Proposed Maximum
   Securities to be               to be            Offering Price Per           Aggregate               Amount of
      Registered              Registered(1)             Share(2)            Offering Price(2)        Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par             15,000 shares            $133.125                 $1,996,875               $527.18
value $0.01 per share(3)
------------------------------------------------------------------------------------------------------------------------

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the plan. No additional registration fee is included for these shares.

(2) The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate offering Price are based on the average of the high and low prices of the Common Stock as reported on the Consolidated Transaction Reporting System for January 21, 2000, in accordance with Rule 457(h) and (c) under the Securities Act of 1933 and are utilized solely for the purpose of calculating the registration fee.

(3) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement, dated as of April 25, 1995 and amended as of February 4, 1997 and June 15, 1999, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The Registrant incorporates the following documents herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1998;

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 1999; May 31, 1999 and August 31, 1999;

                  (c) The Registrant's Current Reports on Form 8-K dated January 7, 1999; January 12, 1999; March 25, 1999; May 6, 1999 (as
         amended by Form 8-K/A filed May 12, 1999); June 15, 1999; June 24, 1999; September 22, 1999; and October 20, 1999 and December 20, 1999 (two reports);

                  (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the Securities Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 on January 15, 1993, as amended by the description contained in the Registrant's Forms 8 dated February 11, February 21 and February 22, 1993;

                  (e) The description of the Registrant's Shareholder
         Rights Agreement contained in the Registrant's Registration Statement on Form 8-A/A filed with the Securities Exchange Commission pursuant to
         Section 12 of the Securities Exchange Act of 1934 on June 29, 1999;

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant (the "Certificate of Incorporation") and Section
6.07 of the Amended and Restated By-laws of the Registrant (the "By-laws"), each as amended to date, provide for the indemnification of the Registrant's directors and officers. The Certificate of Incorporation provides that any person who is a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent permitted from time to time by applicable law. In addition, the By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or a director or elected officer of a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Registrant (a "Subsidiary") shall be indemnified by the Registrant to the fullest extent permitted by applicable law. The right to indemnification under the By-laws includes the right to be paid the expenses incurred in defending a proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

                  The Registrant's By-laws also provide that the Registrant may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification, and rights to be paid by the Registrant the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a Subsidiary and to any person who is or was serving at the request of the Registrant or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of the Registrant or a Subsidiary, to the same extent as the By-laws provide with respect to indemnification of, and advancement of expenses for, directors and officers of the Registrant.

                  Under the By-laws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of the Registrant or of its subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Registrant or its subsidiary would have the power to indemnify that person against that expense, liability or loss under the provisions of applicable law.

                  The Registrant has in effect insurance policies in the amount of $125 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of our directors and officers in some of the instances where by law they may not be indemnified by the Registrant.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following exhibits are filed as part of this Registration
                  Statement:

                  4.1 Form of Trust Deed and Rules of the Morgan Stanley Dean Witter -- Cabot Aircraft Services Profit Sharing Plan.

                  4.2 Amended and Restated Certificate of Incorporation. Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and incorporated herein by reference.

                  4.3 Certificate of Elimination of the 7.80% Cumulative Preferred Stock ($200.00 Stated Value) of the Registrant. File as Exhibit
                                    3.2 to the Registrant's Quarterly Report on
                                    Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.

                  4.4 Certificate of Elimination of the 7.82% Cumulative Preferred Stock ($200.00 Stated Value) of the Registrant. Filed as Exhibit
                                    3.3 to the Registrant's Quarterly Report on
                                    Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.

                  4.5               By-Laws, as amended to date. Filed as
                                    Exhibit 3.4 to the Registrant's Quarterly
                                    Report on Form 10-Q for the quarter ended
                                    February 28, 1999 and incorporated herein by reference.

                  4.6 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 26, 1995 and incorporated herein by reference.

                  4.7 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank (as successor to Chemical Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.

                  4.8 Second Amendment, dated as of June 15, 1999, to the Rights Agreement dated as of April 25, 1995, between Morgan Stanley Dean Witter & Co. (formerly Dean Witter, Discover & Co.) and Chase Manhattan Bank (formerly Chemical
                                    Bank), as rights agent Filed as Exhibit 4.3 to the Registrant's Registration Statement on Form 8A/A dated June 29, 1999 and incorporated herein by reference.

                  15.1              Letter of Awareness from Deloitte & Touche
                                    LLP.

                  23.1              Consent of Deloitte & Touche LLP.

                  23.2              Consent of Ernst & Young LLP.

                  24.1 Powers of Attorney (included on signature page).

The shares of Common Stock registered hereby are not original issuance securities. Pursuant to Item 8(a) of Part II of Form S-8, an opinion of counsel as to the legality of the shares accordingly is not required.

Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes;

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 24th day of January, 2000.

                                    MORGAN STANLEY DEAN WITTER & CO.
                                    (Registrant)

                                    By:  /s/ Phillip J. Purcell
                                    -------------------------------------
                                    Philip J. Purcell
                                    Chairman of the Board and
                                    Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Robert G. Scott, Ronald
T. Carman, Donald G. Kempf Jr., Ralph L. Pellecchio, Martin M. Cohen and William
J. O'Shaughnessy, Jr. and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of January, 2000.

       SIGNATURE                                TITLE

                                       Chairman of the Board and
/s/ Philip J. Purcell                  Chief Executive Officer
------------------------
Philip J. Purcell

                                       President, Chief Operating
/s/ John J. Mack                       Officer and Director
------------------------
John J. Mack

                                       Executive Vice President and Chief
/s/ Robert G. Scott                    Financial Officer (Principal Financial
------------------------               Officer)
Robert G. Scott

                                       Controller (Principal Accounting Officer)
/s/ Joanne Pace
------------------------
Joanne Pace

/s/ Robert P. Bauman                   Director
------------------------
Robert P. Bauman


/s/ Edward A. Brennan                  Director
------------------------
Edward A. Brennan

/s/ Diana D. Brooks                     Director
------------------------
Diana D. Brooks

/s/ Daniel B. Burke                     Director
------------------------
Daniel B. Burke


------------------------                Director
C. Robert Kidder

/s/ Charles F. Knight                   Director
------------------------
Charles F. Knight

/s/ Miles L. Marsh                      Director
------------------------
Miles L. Marsh

/s/ Michael A. Miles                    Director
------------------------
Michael A. Miles

/s/ Allen E. Murray                     Director
------------------------
Allen E. Murray

/s/ Clarence B. Rogers, Jr.             Director
------------------------
Clarence B. Rogers, Jr.

/s/ Laura D'Andrea Tyson                Director
------------------------
Laura D'Andrea Tyson

                                  Exhibit Index

         Exhibit No.                   Description of Document

         *4.1 Form of Trust Deed and Rules of the Morgan Stanley Dean Witter -- Cabot Aircraft Services Profit Sharing Plan.

         4.2               Amended and Restated Certificate of Incorporation.
                           Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and incorporated herein by reference.

         4.3 Certificate of Elimination of the 7.80% Cumulative Preferred Stock ($200.00 Stated Value) of the Registrant. File as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.

         4.4 Certificate of Elimination of the 7.82% Cumulative Preferred Stock ($200.00 Stated Value) of the Registrant. Filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.

         4.5 By-Laws, as amended to date. Filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.

         4.6 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 26, 1995 and incorporated herein by reference.

         4.7 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank (as successor to Chemical Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.

         4.8 Second Amendment, dated as of June 15, 1999, to the Rights Agreement dated as of April 25, 1995, between Morgan Stanley Dean Witter & Co. (formerly Dean Witter, Discover & Co.) and Chase Manhattan Bank (formerly Chemical Bank), as rights agent Filed as
                           Exhibit 4.3 to the Registrant's Registration
                           Statement on Form 8A/A dated June 29, 1999 and incorporated herein by reference.

         *15.1             Letter of Awareness from Deloitte & Touche LLP.

         *23.1             Consent of Deloitte & Touche LLP.

         *23.2             Consent of Ernst & Young LLP.

         *24.1             Powers of Attorney (included on signature page).

--------------------
*    Filed Herewith